Exhibit 99.1

Keystone Proxy Card

[FRONT OF PROXY CARD]

Keystone Bancshares, Inc.

2394 E. University Drive

Auburn, Alabama 36830

Solicited by Board of Directors.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus, dated                 , 2015, and revoking all prior proxies, hereby appoints                 and                 , or any one of them, with full power of substitution in each, proxies to vote all the common stock of Keystone Bancshares, Inc. which the undersigned may be entitled to vote at the special meeting of shareholders to be held on                 , 2015 at             p.m., local time, at Keystone’s main office located at 2394 E. University Drive, Auburn, Alabama and at any adjournment thereof, as follows:

1. Proposal to approve the Agreement and Plan of Merger, dated May 13, 2015, as described in the proxy statement/prospectus dated                     , whereby: (i) Keystone Bancshares, Inc. will be merged with and into River Financial Corporation, with River Financial Corporation as the surviving corporation; and (ii) each share of Keystone Bancshares, Inc. common stock will be converted into the Merger Consideration, comprised of 1.000 share of River Financial Corporation common stock and $4.00 cash.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2. Proposal for the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or to approve the merger agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

The board of directors recommends that you vote “FOR” each of proposals 1 and 2 above.

(Continued and to be dated and signed on reverse side)

[BACK OF PROXY CARD]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the approval of the proposals and in the discretion of the persons appointed herein upon such other matters as may properly come before the meeting or any adjournment or postponements thereof.

Please date, sign your name(s) exactly as shown on your stock certificate, and return this proxy card in the accompanying envelope as promptly as practical. If signing on behalf of a trust, corporation or other entity, please indicate title of person signing. If stock is held jointly, both shareholders must sign.

Date:
Signature

Date:
Signature

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